                                                                    EXHIBIT 10.2

                      SECOND AMENDMENT TO CREDIT AGREEMENT

        This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of January 19, 1995 (this "Agreement"), is among AMERICAN HEALTH PROPERTIES, INC., a Delaware corporation, as Borrower, the lenders listed on the signature pages hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

                            Preliminary Statement
          (Certain capitalized terms used herein are below defined)

        A. Borrowers, Lenders, Administrative Agent, and Documentation Agent (as mentioned below) previously entered into that certain Credit Agreement, dated as of December 23, 1993, as amended by the First Amendment to Credit Agreement, dated as of April 27, 1994 (as so amended, the "Credit
Agreement").   Barclays Bank PLC was removed by Lenders as Documentation Agent, leaving Administrative Agent as the sole Agent under the Credit Agreement.

        B. Borrower wishes to create and issue (by way of a dividend on its outstanding common stock consisting of Depositary Shares, as below defined) (the "Distribution") a series of its preferred stock, par value $0.01 per share, to be designated as its Psychiatric Group Preferred Stock (the "PG Stock" as hereafter more particularly defined), which (a) will have no entitlement to dividends, except as and when dividends are declared thereon by Borrower's board of directors or a duly authorized committee thereof, and will have no preference as to dividends over Borrower's common stock, par value $0.01 per share (the "Common Stock"), provided that Section 6.5 of the Credit Agreement (as amended hereby) will operate as a limitation on dividends or other distributions on Borrower's capital stock including the PG Stock, (b) will have no entitlement to participate in the net assets of Borrower in any liquidation of Borrower until after the payment of all of Borrower's liabilities (including the Loans then outstanding), but will have a preference of $1.00 per share over the Common Stock in any such liquidation, (c) will have voting rights approximately pari passu with the Common Stock (based on relative market values), and (d) will be subject to redemption or exchange at the option of Borrower (not at the option of the holders thereof).

        C. Section 6.5 of the Credit Agreement (as amended hereby) will continue to operate as a limitation on dividends or other distributions on Borrower's capital stock including the PG Stock.

        D. The PG Stock will be represented by depositary shares each representing a fraction of a share of the PG Stock (the "Depositary Shares").

        E. Pursuant to Section 9.2 of the Credit Agreement, this Agreement requires the consent of Required Lenders and upon such consent and subject to the terms hereof shall be binding upon all Lenders.

        NOW, THEREFORE, in consideration of the foregoing, and the covenants contained herein, the parties hereto agree as follows:

1.       Definitions; Certain Rules of Construction, Schedules.

        1.1  Definitions.   Unless otherwise defined herein, capitalized terms
used shall have the meaning set forth in the Credit Agreement, as amended hereby.

        1.2   Certain Rules of Construction.   The rules of construction set
forth in Section 1.3 of the Credit Agreement are applicable to this Agreement.

        1.3   Schedules.   Schedule I  ("Psychiatric Group Sites")  and
Schedule II ("Description of PG Stock") attached hereto are hereby incorporated herein in full.

2.       Amendments to Credit Agreement.

        2.1 Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following defined term in full:

                "Applicable Value" means, with respect to any Real Property Asset at any time any determination thereof is to be made, the lesser of (a) (i) with respect to any Real Property Asset which consists of Borrower's or any of its consolidated Subsidiaries' interest as mortgagee under a mortgage, the aggregate outstanding principal amount of the obligations owed to Borrower or any of its consolidated Subsidiaries which are secured by such mortgage or (ii) with respect to any other Real Property Asset, Borrower's or any of its consolidated Subsidiaries' cost in acquiring such Real Property Asset, less in the case of either (i) or (ii) above any writedown of such Real Property Asset and any reserves associated with such Real Property Asset, and
        (b) the value attributed to Borrower's or any of its consolidated Subsidiaries' interest in such Real Property Asset in the most recent appraisal obtained by or on behalf of Borrower or such Subsidiary with respect to such Real Property Asset, such value to be determined with reference to, and to be based upon, the cost, income, and market valuations of such Real Property Asset as contained in such appraisal.

        2.2 Section 1.1 of the Credit Agreement is hereby amended to add the following defined terms:

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                "Distribution" has the meaning set forth in paragraph B of the
        Preliminary Statement to the Second Amendment.

                "PG Assets" means (a) the PG Sites to the extent such property, plant, and equipment constitute Assets of Borrower or its consolidated Subsidiaries, (b) any Debt for money borrowed owed to Borrower or its consolidated Subsidiaries and secured by any PG Site, and (c) any Debt owed to Borrower or its consolidated Subsidiaries by the owner or operator, other than an owner or operator who is an Affiliate of Borrower, of any PG Site as a result of operating advances made by Borrower or any of its consolidated Subsidiaries to such owner or operator in connection with the operation or maintenance of such PG Site.

                "PG Debt" means the following Debt of Borrower allocated by Borrower to the acquisition, maintenance, and operation of the PG
        Assets: (a) $20,000,000 in fixed rate Debt and (b) up to $10,000,000 in variable rate Debt.

                "PG Excess Proceeds" means at any time the amount, if any, by which (a) the cumulative Net Cash Proceeds of the sale or other dispositions of PG Assets made on or before such time exceeds (b) the outstanding balance of the PG Debt at such time plus the cumulative repayments of PG Debt made on or before such time.

                "PG Sites" means the seven psychiatric hospital sites listed on
        Schedule I to the Second Amendment and all property, plant, and equipment with respect to such sites.

                "PG Stock" means the class of preferred stock of Borrower having the rights, restrictions, and other attributes set forth in
        Schedule II to the Second Amendment with such changes as Required Lenders shall have approved.

                "Second Amendment" means the Second Amendment to Credit Agreement, dated as of January 19, 1995, among Borrower, Lenders, and Administrative Agent.

        2.3 Section 2.10 (c) of the Credit Agreement is hereby amended and restated to read in full as follows:

                (c)   (i)   Borrower shall,  from time to time, make mandatory
        prepayments of the Loans, without penalty or premium, in an amount equal to (A) 100% of the Net Cash Proceeds arising from the sale or other disposition of Assets of Borrower or any of its Subsidiaries pursuant to clauses (a) and (b) of Section 6.9, (B) 100% of the Net Cash Proceeds arising from (1) the issuance and sale by Borrower or its Subsidiaries of debt securities or equity securities

        (including Preferred Stock), or (2) the incurrence by Borrower or any of its Subsidiaries of any Debt permitted under Section 6.1(j), and (C) the lesser of (1) 100% of the Net Cash Proceeds arising from the sale or other disposition of any PG Assets pursuant to clause (c) of Section 6.9 and (2) the outstanding amount of the PG Debt as of the date of such sale or other disposition, provided that in the case of
        (A), (B), or (C) above of this clause (i), the amount of any such mandatory prepayment shall not exceed the then current Revolving Credit Facility Usage.

                (ii) From and after notice to Borrower by Administrative Agent, given at the request of any Lender, that an Event of Default or Unmatured Event of Default has occurred and is continuing, the outstanding Commitments shall be permanently reduced (such permanent reduction in the Commitments to occur irrespective of the amount or the Revolving Facility Usage at the time of such reduction in Commitments) in an amount equal to: (A) 100% of the Net Cash Proceeds arising on or after the date such notice is given from the sale or other disposition of Assets of Borrower or any of its Subsidiaries pursuant to clauses (a) and (b) of Section 6.9, (B) 100% of the Net Cash Proceeds arising on or after the date such notice is given from (1) the issuance and sale by Borrower or its Subsidiaries of debt securities or equity securities (including Preferred Stock), or (2) the incurrence by Borrower or any of its Subsidiaries of any Debt permitted under Section 6.1(j), and (C) 100% of the Net Cash Proceeds arising on or after the date such notice is given from the sale or other disposition of any PG Assets pursuant to clause (c) of Section 6.9.

                (iii)   Any reduction of the Commitments pursuant to this
        Section 2.10 shall reduce each Lender's Commitment ratably according to such Lender's Commitment Percentage extant immediately prior to such reduction. Any mandatory prepayment of the Loans outstanding pursuant to this Section 2.10 shall be applied to each Lender's pro rata share of such outstanding Loans, based upon such Lender's pro rata share of the Loans outstanding immediately prior to such prepayment, and shall first be applied to Base Rate Loans. Borrower shall make payment of the amounts required by this Section 2.10(c) within two Business Days of Borrower's or its Subsidiaries' receipt of same; provided that, prior to the occurrence and continuation of any Event of Default or Unmatured Event of Default, if any amounts required to be prepaid pursuant to this Section 2.10(c) would result in Borrower becoming liable for costs pursuant to Section 2.14(d), then Borrower shall make payment of such amounts on the next maturing Interest Period(s).

        2.4 Section 6.5 of the Credit Agreement is hereby amended and restated to read in full as follows:

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

                6.5  Dividends.   Borrower shall not and shall not permit any
        of its Subsidiaries to make or declare, directly or indirectly, any dividend (in cash, return of capital, or any other form of Assets) on, or make any other payment or distribution on account of, or set aside Assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any shares or interest of, any class of Borrower's or its Subsidiaries' capital stock, whether now or hereafter outstanding, or grant or issue any warrant, right, or option pertaining thereto, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or other Assets or in obligations (the foregoing being called, collectively, "dividends or other distributions"); provided that the foregoing shall not restrict the ability of:

                (a) Borrower's Subsidiaries to make any dividend or other distribution, so long as such dividend or other distribution is paid to Borrower or used by another Subsidiary of Borrower (to the extent of its receipt thereof) to make a similar dividend or distribution ultimately resulting in Borrower's receipt thereof;

                (b) Borrower to make any dividend or other distribution to the holders of its capital stock consisting of shares of its common stock or rights to acquire its common stock;

                (c)     Borrower to make the Distribution;

                (d) Borrower to make, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making thereof, cash dividends or other distributions in an aggregate amount not to exceed, during the period from January 1, 1993 to the date any determination is to be made thereof, (i) the greater of: (A) 95% of the sum of (1) Consolidated Cash Flow
        Available for Debt Service minus (2) Interest Expense plus (3) gains during such period respecting sales or other dispositions of Assets other than PG Assets, and (B) the minimum amount required for Borrower to maintain its status as a real estate investment trust under the Code, and (ii) in the case of the PG Stock only, the lesser of (A) the PG Excess Proceeds and (B) $30,000,000 in the aggregate for all such dividends and distributions in respect of the PG Stock made at any time and $15,000,000 in the aggregate for all such dividends and distributions made in respect of the PG Stock in any calendar year.

        2.5 Section 6.6(c) of the Credit Agreement is hereby amended and restated to read in full as follows:

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

                (c)   Amount of Debt to Applicable Value of Certain Real
        Property Assets and Certain Other Assets.   Borrower shall not permit,
        at any time, the amount of the Debt of Borrower and its Subsidiaries to be equal to or greater than the sum of:

                (i) at any time Threshold Rating Status exists, 65% and, at any other time, 60% of the sum of (A) the Applicable Value of all Real Property Assets (other than Excluded Real Property Assets and PG Assets) which are not medical office buildings, (B) all of Borrower's and its Subsidiaries' cash and marketable securities, (C) all accrued and unpaid interest expense on obligations owed to Borrower or any of its Subsidiaries which are secured by Real Property Assets (other than Excluded Real Property Assets and PG Assets), and (D) all accrued and unpaid rentals owing to Borrower or any of its Subsidiaries in respect of Real Property Assets (other than Excluded Real Property Assets and PG Assets);

                (ii) 60% of the Applicable Value of all Real Property Assets (other than Excluded Real Property Assets and PG Assets) which are medical office buildings; and

                (iii) the lesser of (A) $45,000,000 and (B) the sum of (1) at any time Threshold Rating Status exists, 65% and, at any other time, 60% of the sum of (aa) the Applicable Value of all Real Property Assets (other than Excluded Real Property Assets) which are PG Assets and which are not medical office buildings, (bb) all accrued and unpaid interest expense on obligations owed to Borrower or any of its Subsidiaries which are secured by Real Property Assets (other than Excluded Real Property Assets) which are PG Assets, and (cc) all accrued and unpaid rentals owing to Borrower or any of its Subsidiaries in respect of Real Property Assets (other than Excluded real Property Assets) which are PG Assets, and (2) 60% of the Applicable Value of all Real Property Assets (other than Excluded Real Property Assets) which are PG Assets and which are medical office buildings.

        2.6 Section 6.6(e) of the Credit Agreement is hereby amended and restated to read in full as follows-

                (e)   Consolidated Tangible Net Worth.   Borrower shall not
        permit its Consolidated Tangible Net Worth at any time to be less than $260,000,000 plus 75% of the aggregate Equity Proceeds received by Borrower after the Closing Date and on or before the time as of which Consolidated Tangible Net Worth is being determined.

        2.7 Section 6.9 of the Credit Agreement is hereby amended and restated to read in full as follows-

                6.9  Sale of Assets.   Borrower shall not and shall not permit
        or suffer any of its Subsidiaries to sell, assign, transfer, convey, or otherwise dispose of its or their Assets, whether now owned or hereafter acquired, except for:

                (a) the sale or other disposition (including by lease) by Borrower or its Subsidiaries of Assets, other than PG Assets, in the ordinary and usual course of business, in accordance with past practices, in an aggregate Dollar amount not to exceed, during the term of this Agreement, 25% of the average aggregate Dollar value of Borrower's Assets (determined on a consolidated basis in accordance with GAAP), other than PG Assets, during any twelve consecutive calendar month period following the Closing Date, provided that Borrower shall prepay or cause any such Subsidiary to prepay to Administrative Agent, in accordance with the provisions of Section 2.10(c), 100% of the Net Cash Proceeds resulting from any such sale or other disposition in excess of $1,000,000;

                (b)   with the prior written consent of Required Lenders:   (i)
        the sale or other disposition of any of the businesses or Assets, other than PG Assets, of Borrower or any of its Subsidiaries (other than capital stock), outside of the ordinary and usual course of business for not less than the fair value thereof; or (ii) the sale or other disposition of any Health Care Facility (other than PG Assets or any Health Care Facility permitted to be sold under clause (a) of this
        Section 6.9) by Borrower or any of its Subsidiaries for not less than the fair value thereof, provided that Borrower shall prepay or cause any such Subsidiary to prepay to Administrative Agent, in accordance with the provisions of Section 2.10(c), 100% of the Net Cash Proceeds resulting from any such sale or other disposition;

                (c) the sale or other disposition of any of the PG Assets by Borrower or any of its Subsidiaries for not less than the fair value thereof, provided that Borrower shall prepay or cause any such Subsidiary to prepay to Administrative Agent, in accordance with the provisions of Section 2.10(c), the lesser of (i) 100% of the Net Cash Proceeds arising from such sale or other disposition and (ii) the outstanding amount of the PG Debt as of the date of such sale or other disposition;

                (d) involuntary sales or other dispositions of any of the businesses or Assets of Borrower or any of its Subsidiaries; and

                (e)   any sale or other disposition otherwise permitted by
        Section 6.7(b).

                At the time of any sale or other disposition under clause (a),
        (b), or (c) of this Section 6.9, Borrower shall deliver to Administrative Agent a certificate, duly executed by a Responsible Officer of Borrower, setting forth in detail the determination of the Net Cash Proceeds of such sale or other disposition, and such other information as is necessary to demonstrate compliance with clause (a),
        (b), or (c) of this Section 6.9, as applicable.

        2.8 Section 6.13 of the Credit Agreement is hereby amended and restated to read in full as follows:

                6.13 Issuance of Preferred Stock.   Except as set forth in the
        Disclosure Statement, without the prior written consent of Required Lenders, Borrower shall not and shall not permit any of its Subsidiaries to create or issue any class or series of Preferred Stock; provided that Borrower may make the Distribution.

        3.    Representations and Warranties.   Borrower represents and
warrants on and as of the Effective Date (as hereinafter defined) as follows:

        3.1  Requisite Power and Authorization.   Borrower has all requisite
corporate power to execute and deliver this Agreement and to borrow the sums
provided for in the Credit Agreement as amended hereby.   Each of the
Subsidiary Guarantors has all requisite corporate power to execute and deliver
the Reaffirmation of Subsidiary Guarantors appended to this Agreement.   The
execution, delivery, and performance of this Agreement have been duly authorized by Borrower's board of directors and all necessary corporate action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of the stockholders of Borrower
which has not been obtained.   The execution, delivery, and performance of the
Reaffirmation of Subsidiary Guarantors appended to this Agreement by each of the Subsidiary Guarantors have been duly authorized by the board of directors of each of the Subsidiary Guarantors, and all necessary corporate action in respect thereof has been taken by each of the Subsidiary Guarantors, and the execution, delivery, and performance thereof does not require any consent or approval of the stockholders of any of the Subsidiary Guarantors which consent or approval has not been obtained.

        3.2  Binding Agreements.   This Agreement has been duly executed and
delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except
as the enforceability hereof may be affected by:   (a) bankruptcy,
insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, (b) the limitation of certain remedies by certain equitable principles of general applicability; and (c) the fact that the rights to indemnification hereunder may be limited by federal or state securities laws.

        3.3   Other Agreements.   The execution, delivery, and performance by
Borrower of this Agreement, and the execution and delivery by each of the Subsidiary Guarantors of the Reaffirmation of Subsidiary Guarantors appended to
this Agreement, do not and will not:   (a) violate,  (i) any provision of any
material federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) binding on Borrower or any of the Subsidiary Guarantors, (ii) any material order of any domestic governmental authority, court, arbitration board, or tribunal binding on Borrower or any of the Subsidiary Guarantors, or
(iii) the articles or certificate of incorporation or bylaws of Borrower or any of the Subsidiary Guarantors, or (b) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than Permitted
Lien) upon any of the Assets of Borrower or any of the Subsidiary Guarantors pursuant to any material Contractual Obligation of Borrower or any of the Subsidiary Guarantors.

        3.4  No Defaults.   No Event of Default or Unmatured Event of Default
has occurred and is continuing or will result by virtue of the transactions contemplated hereby.

4.  Conditions to Effectiveness of this Agreement.   This Agreement, other
than Sections 2.1, 2.2, 2.3, 2.5, 2.7 and 2.8 hereof, shall become effective on the date (the "Initial Effective Date") that the conditions set forth in Sections 4.1 through 4.6 below shall have been satisfied (or waived in accordance with the provisions of the Credit Agreement), and Sections 2.1, 2.2, 2.3, 2.5, 2.7 and 2.8 hereof shall become effective on the date (the "PG Effective Date") that all of the conditions set forth below shall have been satisfied (or waived in accordance with the provisions of this Credit Agreement), and, in either case, the Administrative Agent gives notice thereof as below provided:

        4.1  Counterparts of this Agreement.   Receipt by Administrative Agent
of counterparts hereof signed by Borrower and Required Lenders and of counterparts of the Reaffirmation of Subsidiary Guarantors appended hereto signed by each of Subsidiary Guarantors;

        4.2  Amendment Fee.   Receipt by Administrative Agent for the account of
each Lender of an amendment fee equal to 0.0625% of such Lender's Commitment.

        4.3  Opinions of Counsel.   Receipt by Administrative Agent of the
written opinion of counsel to Borrower, in form and substance acceptable to Administrative Agent and its counsel, covering such matters relating to the transactions contemplated hereby as Administrative Agent may reasonably request;

        4.4  Payment of Certain Amounts.   Payment of all fees, costs, and
expenses (including the fees, costs, and expenses of counsel to Administrative Agent) incurred and billed by the Administrative Agent prior to the Effective date in connection with the preparation, negotiation, and execution of this Agreement and the other documents contemplated hereby;

        4.5  Corporation Documents.   Receipt by Administrative Agent of all
documents it may reasonably request relating to the existence of Borrower and each Subsidiary Guarantor, the corporate authority for and the validity of this Agreement the Credit Documents, and any other agreements, documents, instruments, or matters relevant hereto, all in form and substance satisfactory to Administrative Agent;

        4.6 No Defaults. No Event of Default or Unmatured Event of Default has occurred and is continuing.

        4.7 Certificate of Designation. Receipt by Administrative Agent of a copy of the duly filed the Certificate of Designation designating the PG Stock solely with the terms and attributes set forth in Schedule II hereto with such changes as Required Lenders shall have approved, certified by the office of the Secretary of State for the State of Delaware;

        4.8  The Distribution and Other Matters.   Receipt by Administrative
Agent of evidence satisfactory to it that the Distribution has occurred (or will occur promptly upon the giving of the Notice of Effective Date by Administrative Agent), that no Event of Default or Unmatured Event of Default has occurred and is continuing on the date of the Distribution, and that the warranties and representations of Section 3 hereof shall be true and correct on the date of Distribution as though made on and as of such date, and covering such other matters relating to the transactions contemplated hereby as Administrative Agent may reasonably request;

provided that this Agreement shall not become effective or be binding on any party hereto unless (a) the conditions of Sections 4.1 through 4.6 hereof are satisfied not later than February 15, 1995, and (b) in the case of the amendments to the Credit Agreement set forth in Sections 2.1, 2.2, 2.3, 2.5, and 2.6, the conditions of Sections 4.7 and 4.8 are satisfied not later than
the first anniversary of the date of this Agreement.   Promptly upon the
occurrence thereof, Administrative Agent shall notify Borrower and Lenders of the Initial Effective Date and the PG Effective Date, and such notice shall be conclusive and binding
as to the occurrence thereof on all parties hereto.   The amendment fees
payable pursuant to Section 4.2 hereof are fully earned and non-refundable when paid, without regard to whether this Agreement becomes otherwise effective.

5.    Miscellaneous.

        5.1   No Further Amendments; Conflicts.   Except as expressly modified
hereby, the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect. If any conflict exists between the terms and provisions of this Agreement and those of the Credit Agreement or any other Credit Document, the terms and provisions of this Agreement shall control.

        5.2   Severability.   The illegality or unenforceability of any
provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, the Credit Agreement, or any other Credit Document.

        5.3   Counterparts.   This Agreement may be executed in as many
counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same agreement. Any party may effect execution and delivery of this Agreement by executing a counterpart hereof and sending the signature page bearing its signature to Administrative Agent by telefacsimile and, thereafter, promptly sending by mail such original signature page to Administrative Agent; provided that the failure to deliver such original signature page shall not affect the validity, binding nature, or enforceability of this Agreement.

        5.4 GOVERNING LAW, JURISDICTION AND VENUE; WAIVER OF TRIAL BY (JURY. THIS AGREEMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 9.11, 9.12, AND 9.13 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW,
JURISDICTION AND VENUE, AND WAIVER OF TRIAL BY JURY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:                            AMERICAN HEALTH PROPERTIES, INC., a
                                     Delaware corporation


                                     By       Victor C. Streufert
                                        -------------------------------------
                                     Title:   EVP
                                            ---------------------------------

ADMINISTRATIVE AGENT:                WELLS FARGO BANK, NATIONAL ASSOCIATION


                                     By       Brian McDonald
                                        -------------------------------------
                                     Title:   Assistant Vice President
                                            ---------------------------------

LENDERS:                             COLORADO NATIONAL BANK

                                     By       Cathy P. Goss
                                        -------------------------------------
                                     Title:   Vice President
                                            ---------------------------------

                                     FIRST UNION NATIONAL BANK OF
                                     NORTH CAROLINA

                                     By       Gregory Park
                                        -------------------------------------
                                     Title:   Vice President
                                            ---------------------------------


                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                     By       Brian McDonald
                                        -------------------------------------
                                     Title:   Assistant Vice President
                                            ---------------------------------


                                     BERLINER HANDELS- UND FRANKFURTER BANK

                                     By       John Sykes        Paul Travers
                                        -------------------------------------
                                     Title:   AVP               VP
                                            ---------------------------------


                                     SANWA BANK CALIFORNIA

                                     By
                                        -------------------------------------
                                     Title:
                                            ---------------------------------


                                     NATIONSBANK OF TEXAS, N.A.

                                     By       Brad W. DeSpain
                                        -------------------------------------
                                     Title:   Vice President
                                            ---------------------------------

                                                                      Schedule I

                           Psychiatric Group Sites

        The Psychiatric Group currently consists of the business, Assets, liabilities and operations of the Borrower relating to the following facilities:

Description & Location

Four Winds Psychiatric Hospital
 Saratoga Springs, New York

Four Winds Psychiatric Hospital
 Katonah, New York

Pembroke Hospital
 Pembroke, Massachusetts

Westwood Lodge Hospital
 Westwood, Massachusetts

Rock Creek Center
 Lemont, Illinois

The Manors
 Tarpon Springs, Florida

The Retreat
 Sunrise, Florida